FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD SECOND QUARTER RESULTS

Adjusted EPS up 8.1% to $1.46
Company Affirms 2015 Financial Guidance Range

MELVILLE, N.Y., July 29, 2015  – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported record second quarter financial results.
Net sales for the quarter ended June 27, 2015 were $2.6 billion, an increase of 0.5% compared with the second quarter of 2014.  This consisted of 7.5% growth in local currencies and a 7.0% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 3.9% and acquisition growth was 3.6% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the second quarter of 2015 was $117.9 million, or $1.40 per diluted share.  Excluding restructuring costs of $7.2 million pretax or $0.06 per diluted share, net income attributable to Henry Schein, Inc. for the second quarter of 2015 was $123.2 million or $1.46 per diluted share, an increase of 6.0% and 8.1%, respectively, compared with the second quarter of 2014 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“Our second quarter financial results were solid with internal sales growth in local currencies in each of our four business groups.  Total sales growth was again negatively impacted by the strength of the U.S. dollar against various foreign currencies, in particular the euro,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “Overall the global markets we serve were healthy during the quarter, and we believe we continued to gain market share.  We are pleased to affirm our guidance range for 2015 adjusted diluted EPS and expect that our restructuring activities will continue to favorably impact our ongoing results.”
Dental sales of $1.3 billion declined 3.5%, consisting of 4.5% growth in local currencies and an 8.0% decline related to foreign currency exchange.  However, in local currencies internally generated sales increased 4.1% and acquisition growth was 0.4%.  The 4.1% internal growth in local currencies included 3.7% growth in North America and 4.6% growth internationally.

Next

“In North America, consumable merchandise internal sales growth in local currencies was strong, at 5.4%, and indicates solid patient traffic to dental offices.  Equipment sales and service revenue in local currencies declined 1.9% against a difficult prior-year comparison, as last year’s second quarter sales grew nearly 11%,” commented Mr. Bergman.  “International consumable merchandise internal sales in local currencies returned to positive growth of 2.0% for the quarter, and international equipment sales and service internal growth in local currencies of 11.8% was at a multi-year high and included the favorable impact of the biennial International Dental Show.”
Animal Health sales of $748.6 million declined 0.8%, consisting of 7.9% growth in local currencies and an 8.7% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 0.6% and acquisition growth was 7.3%.  The 0.6% internal growth in local currencies included a 4.1% decline in North America and 4.8% growth internationally.
“Growth in our Animal Health group was aided by strategic acquisitions in North America and internationally.  North America internal results reflect shifts between agency sales and direct sales as well as the impact from changes in our diagnostic product mix.  Normalizing for these two items, North America internal sales growth in local currency was 5.2%,” commented Mr. Bergman.  “We recently announced plans to acquire a majority interest in Jorgen Kruuse A/S, thereby expanding our direct presence to Denmark, Norway and Sweden, and also acquired a 50% ownership investment in Maravet, which expands our presence to Romania.  Both of these companies are leading distributors of veterinary supplies in the markets they serve.”
Medical sales of $470.5 million increased 16.7%, consisting of 17.7% growth in local currencies and a 1.0% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 9.9% and acquisition growth was 7.8%.
“Internal sales growth in our Medical group continued at a double-digit pace in North America as we made further progress with large group practices and integrated delivery networks.  We recorded sales under our strategic agreement with Cardinal Health as agency sales and as direct sales as we integrate the business,” remarked Mr. Bergman.  “Our transaction with Cardinal Health continues on plan with the majority of Cardinal Health acquired customers now successfully transitioned to the Henry Schein platform.”
Technology and Value-Added Services sales of $89.5 million increased 0.4%, including 3.3% growth in local currencies and a 2.9% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 2.9% and acquisition growth was 0.4%.

Next

“Technology and Value-Added Services internal sales growth in North America was 2.6% in local currencies and international internal growth was 3.9% in local currencies,” commented Mr. Bergman.  “The advanced-technology products and services we offer support our commitment to the efficient delivery of health care services, and provide a platform for sales opportunities across all of our businesses.”

Stock Repurchase Plan
The Company announced that it repurchased approximately 267,000 shares of its common stock during the second quarter at an average price of $140.58 per share, or approximately $37.5 million.  The impact of the repurchase of shares on second quarter diluted EPS was immaterial.  At the close of the second quarter, Henry Schein had approximately $187 million authorized for future repurchases of its common stock.

Year-to-Date Results
Net sales for the first half of 2015 were $5.1 billion, an increase of 0.9% compared with the first half of 2014.  This consisted of 7.5% growth in local currencies and a decline of 6.6% related to foreign currency exchange.  In local currencies, internally generated sales increased 4.4% and acquisition growth was 3.1%.
Net income attributable to Henry Schein, Inc. for the first half of 2015 was $221.4 million, or $2.62 per diluted share.  Excluding restructuring costs of $14.1 million pretax or $0.12 per diluted share, net income attributable to Henry Schein, Inc. for the first half of 2015 was $231.6 million or $2.74 per diluted share, an increase of 6.1% and 8.3%, respectively, compared with the first half of 2014.

2015 EPS Guidance
Henry Schein today affirms 2015 financial guidance, as follows:

•	For 2015 the Company expects adjusted diluted EPS attributable to Henry Schein, Inc. to be $5.90 to $6.00, which represents growth of 8% to 10% compared with 2014.
•
This 2015 guidance excludes restructuring costs of approximately $0.29 to $0.33 per diluted share related to a previously announced corporate initiative to rationalize the Company’s operations and provide significant expense efficiencies.

•
Guidance for 2015 adjusted diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Next

Second Quarter Conference Call Webcast
The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.
Henry Schein, Inc. (NASDAQ:HSIC) is the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P 500® and the NASDAQ 100® indexes, Henry Schein employs more than 18,000 Team Schein Members and serves more than one million customers.
The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 100,000 branded products and Henry Schein private-brand products in stock, as well as more than 150,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.
Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 30 countries. The Company’s sales reached a record $10.4 billion in 2014, and have grown at a compound annual rate of approximately 16 percent since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein and @HenrySchein on Twitter.

Next

Cautionary Note Regarding Forward-Looking Statements

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macroeconomic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from challenges associated with the emergence of potential increased competition by third party online commerce sites; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:
Investors
Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Carolynne Borders
Vice President, Investor Relations
carolynne.borders@henryschein.com
(631) 390-8105

Media
Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

Next

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2015	2014	2015	2014

Net sales	$2,629,320	$2,615,406	$5,092,966	$5,045,565
Cost of sales	1,878,642	1,886,934	3,628,893	3,620,380
Gross profit	750,678	728,472	1,464,073	1,425,185
Operating expenses:
Selling, general and administrative	560,426	547,628	1,105,592	1,087,073
Restructuring costs	7,222	-	14,084	-
Operating income	183,030	180,844	344,397	338,112
Other income (expense):
Interest income	3,257	3,416	6,712	6,871
Interest expense	(6,290)	(5,670)	(12,553)	(10,928)
Other, net	(177)	1,032	(57)	4,612
Income before taxes and equity in earnings
of affiliates	179,820	179,622	338,499	338,667
Income taxes	(53,784)	(55,322)	(102,911)	(104,945)
Equity in earnings of affiliates	3,572	2,817	5,600	3,523
Net income	129,608	127,117	241,188	237,245
Less: Net income attributable to noncontrolling interests	(11,680)	(10,881)	(19,813)	(18,910)
Net income attributable to Henry Schein, Inc.	$117,928	$116,236	$221,375	$218,335

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.42	$1.37	$2.66	$2.58
Diluted	$1.40	$1.35	$2.62	$2.53

Weighted-average common shares outstanding:
Basic	83,053	84,620	83,139	84,716
Diluted	84,249	85,980	84,433	86,189

Next

HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 27,	December 27,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,068	$89,474
Accounts receivable, net of reserves of $75,142 and $80,671	1,164,380	1,127,517
Inventories, net	1,314,220	1,327,796
Deferred income taxes	57,535	56,591
Prepaid expenses and other	322,134	311,788
Total current assets	2,905,337	2,913,166
Property and equipment, net	310,333	311,496
Goodwill	1,871,844	1,884,123
Other intangibles, net	601,118	643,736
Investments and other	416,994	386,286
Total assets	$6,105,626	$6,138,807

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$778,748	$860,996
Bank credit lines	132,428	182,899
Current maturities of long-term debt	14,716	5,815
Accrued expenses:
Payroll and related	221,335	237,511
Taxes	155,420	151,162
Other	334,095	341,728
Total current liabilities	1,636,742	1,780,111
Long-term debt	588,523	542,776
Deferred income taxes	252,969	253,118
Other liabilities	193,704	181,830
Total liabilities	2,671,938	2,757,835

Redeemable noncontrolling interests	567,672	564,527
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
83,654,154 outstanding on June 27, 2015 and
84,008,537 outstanding on December 27, 2014	837	840
Additional paid-in capital	248,772	265,363
Retained earnings	2,779,521	2,642,523
Accumulated other comprehensive loss	(165,737)	(95,132)
Total Henry Schein, Inc. stockholders' equity	2,863,393	2,813,594
Noncontrolling interests	2,623	2,851
Total stockholders' equity	2,866,016	2,816,445
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,105,626	$6,138,807

Next

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$129,608	$127,117	$241,188	$237,245
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	39,026	37,353	76,175	73,489
Stock-based compensation expense	13,502	10,542	22,001	19,505
Provision for losses on trade and other
accounts receivable	1,039	1,092	2,290	2,415
Provision for (benefit from) deferred income taxes	(4,891)	(9,735)	12,335	6,009
Equity in earnings of affiliates	(3,572)	(2,817)	(5,600)	(3,523)
Distributions from equity affiliates	3,778	3,368	6,113	5,340
Changes in unrecognized tax benefits	3,029	4,979	4,297	7,434
Other	1,182	8,501	4,862	8,019
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(45,591)	(56,597)	(55,452)	(86,199)
Inventories	8,882	6,991	(3,024)	48,550
Other current assets	(22,690)	195	(26,349)	(23,251)
Accounts payable and accrued expenses	84,454	68,243	(97,734)	(151,050)
Net cash provided by operating activities	207,756	199,232	181,102	143,983

Cash flows from investing activities:
Purchases of fixed assets	(17,937)	(19,492)	(33,430)	(37,976)
Payments for equity investments and business
acquisitions, net of cash acquired	(47,679)	(78,178)	(61,316)	(222,857)
Proceeds from sales of available-for-sale securities	20	-	20	-
Other	(1,994)	(2,566)	(3,179)	(6,497)
Net cash used in investing activities	(67,590)	(100,236)	(97,905)	(267,330)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(30,103)	(61,529)	(49,989)	53,239
Proceeds from issuance of long-term debt	-	124,400	125,000	314,787
Debt issuance costs	(150)	-	(150)	-
Principal payments for long-term debt	(68,507)	(100,470)	(69,243)	(100,866)
Proceeds from issuance of stock upon exercise
of stock options	3,281	4,827	10,858	21,277
Payments for repurchases of common stock	(37,500)	(76,137)	(113,207)	(151,443)
Excess tax benefits related to stock-based
compensation	88	1,229	2,932	4,579
Distributions to noncontrolling shareholders	(11,568)	(13,926)	(14,681)	(17,689)
Acquisitions of noncontrolling interests in
subsidiaries	(8,052)	(18,759)	(8,257)	(102,552)
Net cash provided by (used in) financing activities	(152,511)	(140,365)	(116,737)	21,332

Effect of exchange rate changes on cash and
cash equivalents	211	1,952	(8,866)	3,097
Net change in cash and cash equivalents	(12,134)	(39,417)	(42,406)	(98,918)
Cash and cash equivalents, beginning of period	59,202	129,115	89,474	188,616
Cash and cash equivalents, end of period	$47,068	$89,698	$47,068	$89,698

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Next

Exhibit A - QTD Sales

Henry Schein, Inc.
2015 Second Quarter
Sales Summary
(in thousands)
(unaudited)

Q2 2015 over Q2 2014

Global	Q2 2015	Q2 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,320,743	$1,368,481	-3.5%	-8.0%	4.5%	0.4%	4.1%

Animal Health	748,558	754,549	-0.8%	-8.7%	7.9%	7.3%	0.6%

Medical	470,519	403,257	16.7%	-1.0%	17.7%	7.8%	9.9%

Total Health Care Distribution	2,539,820	2,526,287	0.5%	-7.1%	7.6%	3.6%	4.0%

Technology and value-added services	89,500	89,119	0.4%	-2.9%	3.3%	0.4%	2.9%

Total Global	$2,629,320	$2,615,406	0.5%	-7.0%	7.5%	3.6%	3.9%

North America	Q2 2015	Q2 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$847,429	$826,357	2.5%	-1.3%	3.8%	0.1%	3.7%

Animal Health	375,575	351,523	6.8%	-0.1%	6.9%	11.0%	-4.1%

Medical	452,735	381,811	18.6%	0.0%	18.6%	8.2%	10.4%

Total Health Care Distribution	1,675,739	1,559,691	7.4%	-0.7%	8.1%	4.5%	3.6%

Technology and value-added services	74,154	72,145	2.8%	-0.3%	3.1%	0.5%	2.6%

Total North America	$1,749,893	$1,631,836	7.2%	-0.7%	7.9%	4.4%	3.5%

International	Q2 2015	Q2 2014	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$473,314	$542,124	-12.7%	-18.4%	5.7%	1.1%	4.6%

Animal Health	372,983	403,026	-7.5%	-16.2%	8.7%	3.9%	4.8%

Medical	17,784	21,446	-17.1%	-18.4%	1.3%	0.0%	1.3%

Total Health Care Distribution	864,081	966,596	-10.6%	-17.5%	6.9%	2.3%	4.6%

Technology and value-added services	15,346	16,974	-9.6%	-13.6%	4.0%	0.1%	3.9%

Total International	$879,427	$983,570	-10.6%	-17.4%	6.8%	2.2%	4.6%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Next

Exhibit A - YTD Sales

Henry Schein, Inc.
2015 Second Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q2 2015 YTD over Q2 2014 YTD

Global	Q2 2015 YTD	Q2 2014 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,570,816	$2,665,409	-3.5%	-7.5%	4.0%	0.5%	3.5%

Animal Health	1,432,882	1,409,037	1.7%	-8.2%	9.9%	7.5%	2.4%

Medical	914,052	800,671	14.2%	-0.9%	15.1%	4.3%	10.8%

Total Health Care Distribution	4,917,750	4,875,117	0.9%	-6.7%	7.6%	3.2%	4.4%

Technology and value-added services	175,216	170,448	2.8%	-2.8%	5.6%	0.3%	5.3%

Total Global	$5,092,966	$5,045,565	0.9%	-6.6%	7.5%	3.1%	4.4%

North America	Q2 2015 YTD	Q2 2014 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,636,612	$1,589,214	3.0%	-1.2%	4.2%	0.1%	4.1%

Animal Health	713,924	657,172	8.6%	-0.1%	8.7%	10.3%	-1.6%

Medical	877,379	756,929	15.9%	0.0%	15.9%	4.6%	11.3%

Total Health Care Distribution	3,227,915	3,003,315	7.5%	-0.6%	8.1%	3.4%	4.7%

Technology and value-added services	144,819	139,029	4.2%	-0.3%	4.5%	0.3%	4.2%

Total North America	$3,372,734	$3,142,344	7.3%	-0.7%	8.0%	3.4%	4.6%

International	Q2 2015 YTD	Q2 2014 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$934,204	$1,076,195	-13.2%	-17.1%	3.9%	1.3%	2.6%

Animal Health	718,958	751,865	-4.4%	-15.4%	11.0%	5.1%	5.9%

Medical	36,673	43,742	-16.2%	-17.4%	1.2%	0.0%	1.2%

Total Health Care Distribution	1,689,835	1,871,802	-9.7%	-16.4%	6.7%	2.8%	3.9%

Technology and value-added services	30,397	31,419	-3.3%	-13.4%	10.1%	0.1%	10.0%

Total International	$1,720,232	$1,903,221	-9.6%	-16.3%	6.7%	2.7%	4.0%

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Next

Exhibit B

Henry Schein, Inc.
2015 Second Quarter and YTD
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Second Quarter			YTD
			%			%
	2015	2014	Growth	2015	2014	Growth
Net Income attributable to Henry Schein, Inc.	$117,928	$116,236	1.5%	$221,375	$218,335	1.4%
Diluted EPS attributable to Henry Schein, Inc.	$1.40	$1.35	3.7%	$2.62	$2.53	3.6%

Non-GAAP Adjustments (after-tax)
Restructuring costs (1)	$5,269	$-		$10,271	$-
Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$5,269	$-		$10,271	$-
Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$0.06	$-		$0.12	$-

Non-GAAP Net Income attributable to
Henry Schein, Inc.	$123,197	$116,236	6.0%	$231,646	$218,335	6.1%
Non-GAAP diluted EPS attributable to
Henry Schein, Inc.	$1.46	$1.35	8.1%	$2.74	$2.53	8.3%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

(1)
 Represents quarter-to-date restructuring costs of $7,222, net of $1,953 tax benefit, resulting in an after-tax effect of $5,269 and year-to-date restructuring costs of $14,084, net of $3,813 tax benefit, resulting in an after-tax effect of $10,271.

###